THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE APPLICABLE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED AS OF JULY 3, 2001, AND THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 3, 2001. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE ISSUER.

                          COLLINS & AIKMAN CORPORATION

               Warrant for the Purchase of Shares of Common Stock

No. ____                                                     _________ Shares

     FOR VALUE RECEIVED, COLLINS & AIKMAN CORPORATION (the "Issuer"), a Delaware corporation, hereby certifies that [ ] or its registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant (this "Warrant"), to purchase from the Issuer, at any time or from time to time during the Exercise Period, as hereinafter defined, an aggregate of [ ] [( )] fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Exercise Price. The number of Warrant Shares to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. This Warrant is issued pursuant to an Agreement and Plan of Merger dated as of May 14, 2001 among the Issuer, Collins & Aikman Products Co., Becker Group, L.L.C. and the Sellers named therein (as amended from time to time, the "Merger Agreement").

     Section 1. Definitions. The following terms have the following meanings:

     "Common Stock" means the authorized Common Stock, par value $0.01 per share, of the Issuer, and any stock into which such Common Stock may thereafter be converted or changed.

     "Current Market Price" per share of Common Stock means on any record date the average of the current market value, determined as set forth below, of a share of Common Stock for the 20 trading days prior to the date in question.

          (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value shall be the last reported sale price of a share of Common Stock on such exchange on such trading day or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange; or

          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last bid and asked prices for a share of common stock reported on such trading day (A) by the Nasdaq Stock Market or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

          (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be such value as is reasonably determined in good faith by the Board of Directors of the Issuer, which determination shall be conclusive.

     "Exercise Period" means the period from and including the date of issuance of this Warrant to and including 5:00 p.m. (New York City time) on the third anniversary of the date hereof (or if such day is not a Business Day, the next succeeding Business Day).

     "Exercise Price" means an amount equal to $5.00 per share of Common Stock, as adjusted from time to time according to the terms hereof.

     "Warrant Shares" means the shares of Common Stock and any other securities or property issuable or deliverable upon exercise of this Warrant, as adjusted from time to time.

     Section 2. Exercise of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to the Issuer at its principal office at the address set forth on the signature page hereof (or at such other address as the Issuer may hereafter or then notify the Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by proper payment of that portion of the Exercise Price represented by the number of shares of Common Stock specified in such form being exercised. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of shares of Common Stock as to which this Warrant is being exercised or (b) by receiving from the Issuer the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus
(ii) the number of Warrant Shares having a value, based on the Current Market Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of shares of Common Stock as to which this Warrant is being exercised. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Issuer of this Warrant and the Purchase Form annexed hereto, together with the applicable portion of the Exercise Price, at such office, in proper form for exercise during the Exercise Period, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Issuer shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Issuer shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. The Issuer shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Warrants or Warrant Shares in a name other than that of the Holder at the time of surrender for exercise, and, until the payment of such tax, shall not be required to issue such Warrant Shares.

     Section 3. Due Authorization; Reservation of Shares. (a) The Issuer represents and warrants that this Warrant has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer and entitles the Holder hereof or its assignees to purchase Warrant Shares upon payment to the Issuer of the Exercise Price applicable to such shares. The Issuer hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Issuer from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise and paid for, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

     (b) Assuming the veracity of the Holder's representations in Section 10(a) hereof and in the Merger Agreement, as applicable, the Issuer represents and warrants that the execution and delivery by it of this Warrant do not require any action by or in respect of the Issuer (other than those that have been taken) or filing with any governmental body, agency or official and do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the certificate of incorporation or bylaws of the Issuer, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Issuer.

     Section 4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Issuer shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of such fractional share or may, at the Issuer's sole option, round up the number of shares to the nearest whole number.

     Section 5. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Issuer for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares. Subject to all applicable provisions of the Merger Agreement and the Stockholders Agreement (as defined in the Merger Agreement), the Holder shall be entitled to assign its interest in this Warrant in whole or in part, without charge to the Holder hereof, to any person or persons. Upon surrender of this Warrant to the Issuer, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Issuer shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Issuer, together with a written notice specifying the names and denotations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Issuer of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer shall at its expense execute and deliver a new Warrant of like tenor and date.

     Section 6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Issuer, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant; provided, however, that the Holder shall be entitled to receive all Distribution Rights (as hereinafter defined) in respect of Common Stock as though this Warrant had been exercised.

     Section 7. Anti-dilution Provisions and Other Adjustments. The number of Warrant Shares issuable upon the exercise hereof and the Exercise Price therefor shall be subject to change or adjustment as follows:

          (a) Stock Dividends, Splits, Combinations, Reclassifications, etc. If the Issuer at any time (i) shall declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) shall subdivide shares of its Common Stock into a greater number of shares, (iii) shall combine or have combined its outstanding Common Stock into a smaller number of shares or (iv) shall issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Issuer is the continuing corporation), other securities of the Issuer, the Holder shall be entitled to purchase the aggregate number and kind of shares of capital stock and other securities which, if the Warrant had been exercised immediately prior to such event, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. In such cases the Exercise Price shall be adjusted equitably. Such adjustment, shall be made successively whenever any event listed above shall occur.

          (b) Stock Other Than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to subsection (a) of this Section 7, the Holder shall become entitled to receive any shares of the capital stock of the Issuer other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7, and the provisions of this Warrant with respect to the Common Stock shall apply on like terms to any such other shares.

          (c) Certain Distributions. If at any time the Issuer grants, issues or sells options, convertible securities, or rights to purchase Capital Stock, warrants or other securities pro rata to the record holders of any Common Stock (the "Distribution Rights"), then the Issuer shall grant, issue, sell or make to each registered Holder of Warrants then outstanding the aggregate Distribution Rights which such Holder would have acquired if such Holder had held the maximum number of Warrant Shares acquirable upon complete exercise of such Holder's Warrants (without giving effect to the cashless exercise option) immediately before the record date for the grant, issuance or sale of such Distribution Rights or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights.

          (d) Adjustment of Exercise Price. Whenever the number of shares of Common Stock issuable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $0.01) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Following any adjustment to the Exercise Price pursuant to this Section 7, the amount payable, when adjusted, shall never be less than the par value per share of Common Stock at the time of such adjustment.

          (e) Common Stock Defined. Whenever reference is made in this Section 7 to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Issuer hereinafter authorized which shall not be limited to a fixed or determinable amount in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Issuer. However, subject to the provisions of Section 9 hereof, shares issuable upon exercise hereof shall include only Warrant Shares as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 9 hereof. (f) Other. The following provisions shall be applicable to the making of adjustments provided above:

          (i) The adjustments required by the preceding paragraphs of this
     Section 7 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except as expressly provided herein. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (ii) In computing adjustments under this Section 7, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth (.001) of a share and shall be aggregated until they equal one whole share.

          (iii) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any item described in Sections 7(a) through 7(c) hereof, but abandon its plan to pay or deliver such item, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     Section 8. Officers' Certificate. Whenever the number of Warrant Shares purchasable hereunder shall be adjusted as required by the provisions of Section 7, the Issuer at its expense shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted number of Warrant Shares purchasable hereunder and Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Issuer and by the secretary or any assistant secretary of the Issuer. Absent manifest error, the officers' certificate shall be conclusive evidence that the adjustment is correct. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder and the Issuer shall, forthwith after each such adjustment, mail a copy, by certified mail, of such certificate to the Holder or any such Holder.

     Section 9. Reclassification, Reorganization, Consolidation or Merger.

          (a) In case of any Reorganization Transaction (as hereinafter defined), the Issuer shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and highest amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that would have been received upon exercise of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 9, "Reorganization Transaction" shall mean (excluding any transaction covered by Section 7) any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Issuer (other than a subdivision or combination of the outstanding Common Stock and other then a change in the par value of the Common Stock) or any consolidation or merger of the Issuer with or into another corporation (other than a merger with a subsidiary in which merger the Issuer is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or any sale, lease, transfer or conveyance to another corporation of all or substantially all of the assets of the Issuer.

          (b) Notwithstanding anything contained in this Warrant to the contrary, the Issuer shall not effect any Reorganization Transaction unless, in connection with the consummation thereof, each Person (other than the Issuer) which may be required to deliver any stock, securities or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder , (a) the obligations of the Issuer under this Warrant, (b) the obligations of the Issuer under the Registration Rights Agreement (as defined in the Merger Agreement) and (c) the obligation to deliver to the Holder such shares of stock, securities or property as, in accordance with the foregoing provisions of this Section 9, the Holder may be entitled to receive.

     Section 10. Transfer Restrictions.

     (a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this War-rant, unless the Warrant Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Issuer. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE APPLICABLE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED AS OF JULY 3, 2001, AND THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 3, 2001. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE ISSUER.

     Said legend shall be removed by the Issuer, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

     (b) Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder hereof agrees to comply with all of the applicable provisions of the Merger Agreement and the Stockholders Agreement. Each certificate representing this Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable Securities law restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, such legend is not required in order to ensure compliance with such laws. The Issuer may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     Section 11. Listing on Securities Exchanges. The Issuer shall use all commercially reasonable efforts to list on each national securities exchange, if any, on which any Common

Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant. Any such listing shall be at the Issuer's expense.

     Section 12. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

     IN WITNESS WHEREOF, the Issuer has duly caused this Warrant to be executed by and attested by one of its duly authorized officers and to be dated as of July 3, 2001.

                                  COLLINS & AIKMAN CORPORATION


                                  By:  /s/ Ronald T. Lindsay
                                       ----------------------------------------
                                       Name:   Ronald T. Lindsay
                                       Title:  Senior Vice President

                                    Address:   5755 New King Court
                                               Troy, MI  48098

                                  PURCHASE FORM


Dated _________, __

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of _____ in payment of the exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name______________________________________________________________________
                  (please typewrite or print in block letters)

Address ____________________________________________________________________

Signature ___________________________________________________________________


                                 ASSIGNMENT FORM


     FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto

Name______________________________________________________________________
                  (please typewrite or print in block letters)

Address ____________________________________________________________________

its right to purchase _____ shares of Com-mon Stock represented by this Warrant and does hereby irrevocably constitute and ap-point ___________ Attorney, to transfer the same on the books of the Issuer, with full power of substitution in the premises.

Date _______, ____

Signature ________________________